EXHIBIT 10.12

Form Of Corporate Promissory Note

$500,000.00

West Palm Beach, Florida                                          March 10, 2004

Promise to Pay

     For Value Received, on or before on or before November 30 , 2005 (the "Maturity Date"), Cyber Aerospace Corp.(the "Maker"), promises to pay to the order of On Alert Systems, Inc., or to the order of their authorized successors and permitted assigns [the "Holder(s)"], the principal sum of $500,000.00, together with interest at the rate of 12 % per annum on the then outstanding unpaid principal balance.

     In the event of any default under this Note, the unpaid principal balance and all accrued and unpaid interest thereon shall become immediately due and payable without notice or presentment, and the unpaid principal balance shall bear interest thereafter the rate of 18 % per annum on the then outstanding unpaid principal balance.


Prepayment - in Cash Only

     Prepayment may be made at anytime in whole or in part without penalty only in lawful currency of the United States of America. Each such payment shall be credited first to accrued and unpaid interest, and the remainder to the principal amount then outstanding.


Limited Negotiability

     This Note is of limited negotiability. The Maker may not assign its obligations under this Note without the prior written consent of the Holder, which consent may be withheld in the Holder's sole discretion. The Holder may not negotiate this Note without the prior written consent of the Maker, which consent may be withheld in the Maker's sole discretion. Any attempted assignment or negotiation hereof except as provided for herein shall be null and void and of no force and effect against the person attempting to assign or negotiate this Note.


Miscellaneous

     In case any provision of this Note is held by a tribunal of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

     The Maker waives presentment, protest and notice of dishonor. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. The Holder may extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgences without affecting or diminishing the Holder's right of recourse against the Maker, which right is hereby expressly reserved.



     THE MAKER:

     Cyber Aerospace Corp.


By: /s/ William C. Robinson
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William C. Robinson, CEO